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                                                                    EXHIBIT 31.2

                            CERTIFICATION PURSUANT TO
                            RULES 13a-14(a)/15d-14(a)
                          UNDER THE SECURITIES EXCHANGE
                             ACT OF 1934, AS AMENDED

Joseph White does hereby certify that he is the duly elected and incumbent chief financial officer of Maxicare Health Plans, Inc. (the "issuer") and does hereby certify, with respect to the issuer's Form 10-Q for the quarter ended June 30, 2003 (the "report") as follows:

1.   He or she has reviewed the report;

2. Based on his or her knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

3. Based on his or her knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in the report;

4. He or she and the other certifying officers are responsible for establishing and maintaining disclosure controls and procedures, as defined in Rule 13a-14(c) of the Securities Exchange Act of 1934, as amended, for the issuer and have:

i. Designed such disclosure controls and procedures to ensure that material information relating to the issuer, including its consolidated subsidiaries, is made known to them by others within those entities, particularly during the period in which the periodic reports are being prepared;

ii. Evaluated the effectiveness of the issuer's disclosure controls and procedures as of a date within 90 days prior to the filing date of the report (the "Evaluation Date"); and

iii. Presented in the report their conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation as of the Evaluation Date

5. He or she and the other certifying officers have disclosed to the issuer's auditors and to the audit committee of the board of directors (or persons fulfilling the equivalent function):

i. All significant deficiencies in the design or operation of internal controls which could adversely affect the issuer's ability to record, process, summarize and report financial data and have identified for the issuer's auditors any material weaknesses in internal controls; and

ii. Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

6. He or she and the other certifying officers have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

August 8, 2003                                    /s/ JOSEPH W. WHITE
  Date                                            -----------------------
                                                      Joseph W. White
                                                  Chief Financial Officer

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